EXHIBIT 1.1

PLACEMENT AGENCY AGREEMENT

June 7, 2026

Maxim Group LLC

300 Park Avenue, 16th Floor

New York, NY 10022

Ladies and Gentlemen:

Subject to the terms and conditions herein (this “Agreement”), VolitionRx Limited, a Delaware corporation (the “Company”), hereby agrees to sell up to an aggregate of $4,588,000 of shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and/or pre-funded common stock purchase warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”, and the shares of Common Stock underlying the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”), and accompanying common stock purchase warrants, each to purchase one-half of one share of Common Stock (the “Common Warrants”, the shares of Common Stock underlying the Common Warrants, the “Common Warrant Shares”, the Common Warrants, together with the Pre-Funded Warrants, the “Warrants”, the Common Warrant Shares, together with the Pre-Funded Warrant Shares, the “Warrant Shares”, and the Shares, the Warrants and the Warrant Shares, the “Securities”), directly to various investors (each, an “Investor” and, collectively, the “Investors”) through Maxim Group LLC as placement agent (the “Placement Agent”). For the avoidance of doubt, the Warrant Shares are included in the definition of “Securities” for purposes of the registration, representations, warranties, covenants, indemnification and other provisions of this Agreement, but only the Shares, Pre-Funded Warrants, as applicable, and Common Warrants will be issued and sold at the Closing, and Warrant Shares will be issued only upon exercise of the Warrants in accordance with their terms. The documents executed and delivered by the Company and the Investors in connection with the Offering (as defined below), including, without limitation, a securities purchase agreement (the “Purchase Agreement”), shall be collectively referred to herein as the “Transaction Documents”. The purchase price to the Investors for the Securities will be determined based on negotiation between the Company, the Placement Agent and the Investors. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Offering.

The Company hereby confirms its agreement with the Placement Agent as follows:

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Section 1. Agreement to Act as Placement Agent.

(a) On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Placement Agent shall be the exclusive placement agent in connection with the offering and sale by the Company of the Securities pursuant to the Company’s registration statement on Form S-3, as amended (File No. 333-283088) (and including any registration statement prepared and filed by the Company in accordance with Rule 462(b) pursuant to the Securities Act of 1933, as amended (the “Securities Act”)) (the “Registration Statement”), with the terms of such offering (the “Offering”) to be subject to market conditions and negotiations between the Company, the Placement Agent and the prospective Investors. The Placement Agent will act on a reasonable best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Securities, or any portion thereof, in the prospective Offering. Under no circumstances will the Placement Agent or any of its “Affiliates” (as defined below) be obligated to underwrite or purchase any of the Securities for its own account or otherwise provide any financing. The Placement Agent shall act solely as the Company’s agent and not as principal. The Placement Agent shall have no authority to bind the Company with respect to any prospective offer to purchase Securities and the Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities shall be made at one or more closings (each a “Closing” and the date on which each Closing occurs, a “Closing Date”). The Closing of the issuance of the Shares and Common Warrants to be issued and sold at such Closing shall occur via “Delivery Versus Payment” settlement, i.e., on the Closing Date, the Company shall issue the Shares and Common Warrants directly to the account designated by the Placement Agent and, upon receipt of such Shares and Common Warrants, the Placement Agent shall electronically deliver such Securities to the applicable Investor and payment shall be made by the Placement Agent (or its clearing firm) by wire transfer to the Company. The Pre-Funded Warrants, if any, shall be delivered in certificated form by the Company to the applicable Investor against payment therefor. Warrant Shares shall be delivered only upon exercise of the Warrants in accordance with their terms and the Purchase Agreement. As compensation for services rendered, on each Closing Date, the Company shall pay to the Placement Agent the fees and expenses set forth below:

(i). A cash fee equal to 7.0% of the gross proceeds received by the Company from the sale of the Securities at the closing of the Offering (the “Closing”); provided, however, in the event any Excluded Investor (as defined in the Engagement Agreement) participates in the Offering, then the cash fee shall equal 3.5% of the gross proceeds received by the Company from such Excluded Investors.

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(ii). Following the Closing of the Offering, provided that the gross proceeds from the Offering are equal to or exceed $6 million, or if the Placement Agent’s engagement is terminated prior to the Closing of the Offering (other than for Cause), then if within two (2) weeks following such time, the Company completes any financing of equity, equity-linked, convertible or debt or other capital raising activity with, or receives any proceeds from, any of the investors contacted or introduced by the Placement Agent in connection with the Offering during the term of the Placement Agent’s engagement under the Engagement Agreement (as defined below) (the “Maxim Contacts”), then the Company will pay the Placement Agent upon the closing of such financing or receipt of such proceeds, with respect to the proceeds received from such Maxim Contacts, the compensation set forth in Section 1(a)(i) herein. The Placement Agent will provide the Company with a written list of the Maxim Contacts within five (5) business days of a written request from the Company for such list following the expiration or termination of this Agreement; provided, however, that the existing investors in the Company listed in Addendum B to the Engagement Agreement and any Excluded Investor shall not be subject to the provisions of this Section 1(a)(ii). Unless the Company objects to the inclusion of any investor(s) on that list within a reasonable time thereafter, such list shall constitute the parties’ agreement regarding the Maxim Contacts for purposes of this Section 1(a)(ii), and the Placement Agent’s rights under this Section 1(a)(ii) shall be limited to the Maxim Contacts on such list. If the Company provides any such objection, the parties shall use their commercially reasonable efforts to resolve any resulting disagreement and promptly finalize the list of Maxim Contacts for purposes of this Section 1(a)(ii). “Cause,” for the purpose of this Agreement, shall mean, as determined by a court of competent jurisdiction, the Placement Agent’s gross negligence, willful misconduct, or a material breach of this Agreement, after being notified in writing of such conduct, and not curing such alleged conduct within five (5) business days of notification of such alleged wrongful conduct.

(b) The term of the Placement Agent’s exclusive engagement will be as set forth in the Engagement Agreement (as defined below). Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the indemnification provisions will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof and which are permitted to be reimbursed under FINRA Rule 5110(f)(2)(D), will survive any expiration or termination of this Agreement. Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

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Section 2. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Placement Agent as of the date hereof, and as of each Closing Date, as follows:

(a) Securities Law Filings. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-283088) under the Securities Act, which was originally filed on November 8, 2024, as amended, and was declared effective on April 18, 2025, for the registration of the Securities under the Securities Act. Such registration statement, including the exhibits thereto and all information and documents filed with or incorporated by reference therein, as amended as of the date hereof and as may be amended from time to time, together with any registration statement filed pursuant to Rule 462(b) under the Securities Act, is referred to herein as the “Registration Statement.” Following the determination of pricing among the Company and the prospective Investors, the Company will file with the Commission pursuant to 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a final prospectus supplement relating to the placement of the Securities, the purchase price thereof and the plan of distribution thereof, and will advise the Placement Agent of all further information (financial and other) with respect to the Company required to be set forth therein. The base prospectus included in the Registration Statement at the time of effectiveness is hereinafter called the “Base Prospectus”; the preliminary prospectus supplement in the form in which it was filed with the Commission pursuant to Rule 424(b) is hereinafter called the “Preliminary Prospectus Supplement”; and the final prospectus supplement, in the form in which it will be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as it may be amended or supplemented) is hereinafter called the “Final Prospectus.” The Registration Statement at the time it originally became effective is hereinafter called the “Original Registration Statement.” Any reference in this Agreement to the Registration Statement, the Original Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”), if any, which were or are filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the applicable date of such document; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Original Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus, the Preliminary Prospectus Supplement or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement or the Final Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement or the Final Prospectus, as the case may be. As used in this paragraph and elsewhere in this Agreement, “Time of Sale Disclosure Package” means the Base Prospectus, the Preliminary Prospectus Supplement, the Purchase Agreement, the final terms of the Offering provided to the Investors (orally or in writing) and any issuer free writing prospectus as defined in Rule 433 of the Act (each, an “Issuer Free Writing Prospectus”), if any, that the parties hereto shall hereafter expressly agree in writing to treat as part of the Time of Sale Disclosure Package. The term “any Prospectus” shall mean, as the context requires, the Base Prospectus, the Preliminary Prospectus Supplement, the Final Prospectus, and any supplement to any thereof. The Company has not received any notice that the Commission has issued or intends to issue a stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or any Prospectus Supplement or intends to commence a proceeding for any such purpose.

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(b) Assurances. The Original Registration Statement, as amended, contains, and any further documents filed by the Company with the Commission in connection with the Offering will contain, all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the applicable Rules and Regulations and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Base Prospectus, the Preliminary Prospectus Supplement and the Final Prospectus, each as of its respective date, comply or will comply in all material respects with the Securities Act and the applicable Rules and Regulations. Each of the Base Prospectus, the Preliminary Prospectus and the Final Prospectus, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations promulgated thereunder, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission in connection with the Offering. Except for this Agreement and the Transaction Documents, there are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or Exchange Act or (y) will not be filed within the requisite time period. Except for this Agreement and the Transaction Documents, there are no contracts or other documents required to be described in the Preliminary Prospectus Supplement or Final Prospectus, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required or will not be described or filed within the requisite time period.

(c) Offering Materials. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to each Closing Date, any offering material in connection with the offering and sale of the Securities other than the Time of Sale Disclosure Package.

(d) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Time of Sale Disclosure Package and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors (the “Board of Directors”) or the Company’s stockholders in connection therewith other than in connection with the Required Approvals (as defined in the Purchase Agreement). This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(e) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated pursuant to the Time of Sale Disclosure Package, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect, as defined in the Purchase Agreement.

(f) Certificates. Any certificate signed by an officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed to be a representation and warranty by the Company to the Placement Agent as to the matters set forth therein.

(g) Reliance. The Company acknowledges that the Placement Agent will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

(h) Forward-Looking Statements. No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Time of Sale Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(i) Statistical or Market-Related Data. Any statistical, industry-related and market-related data included or incorporated by reference in the Time of Sale Disclosure Package, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

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(j) Certain Fees; FINRA Affiliations. Except as set forth in the Registration Statement, Preliminary Prospectus Supplement and Final Prospectus, no brokerage or finder’s fees or commissions are or will be payable by the Company, any Subsidiary or Affiliate of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. There are no other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Placement Agent’s compensation, as defined by FINRA. Other than payments to the Placement Agent for this Offering or as set forth in the Registration Statement, Preliminary Prospectus Supplement and Final Prospectus, the Company has not made and has no agreements, arrangements or understanding to make any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member participating in the offering as defined in FINRA Rule 5110 (a “Participating Member”); or (iii) any person or entity that has any direct or indirect affiliation or association with any Participating Member, within the 180-day period preceding the initial filing of the Registration Statement through the 60-day period after the Effective Date. None of the net proceeds of the Offering will be paid by the Company to any Participating Member or its affiliates, except as specifically authorized herein. To the Company’s knowledge, no officer, director or any beneficial owner of 10% or more of the Company’s Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) has any direct or indirect affiliation or association with any Participating Member in the Offering. Except for securities purchased on the open market, no Company Affiliate is an owner of stock or other securities of any Participating Member. To the Company’s knowledge, no Company Affiliate has made a subordinated loan to any Participating Member. No proceeds from the sale of the Securities (excluding Placement Agent compensation as disclosed in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus) will be paid to any Participating Member, any persons associated with a Participating Member or an affiliate of a Participating Member. Except as disclosed in the Preliminary Prospectus Supplement and the Final Prospectus, the Company has not issued any warrants or other securities or granted any options, directly or indirectly, to the Placement Agent within the 180-day period prior to the initial filing date of the Preliminary Prospectus Supplement. To the Company’s knowledge, except for securities issued to the Placement Agent as disclosed in the Preliminary Prospectus Supplement and the Final Prospectus, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Preliminary Prospectus Supplement is a Participating Member, is a person associated with a Participating Member or is an affiliate of a Participating Member. To the Company’s knowledge, no Participating Member in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a Participating Member, the parent or affiliate of a Participating Member or any person associated with a Participating Member in the aggregate beneficially own 10% or more of the Company’s outstanding subordinated debt or common equity, or 10% or more of the Company’s preferred equity. “FINRA member participating in the Offering” includes any associated person of a Participating Member in the Offering, any member of such associated person’s immediate family and any affiliate of a Participating Member in the Offering. When used in this Section 3.1(j) the term “affiliate of a FINRA member” or “affiliated with a FINRA member” means an entity that controls, is controlled by or is under common control with a FINRA member. The Company will advise the Placement Agent and its legal counsel, Ellenoff Grossman & Schole LLP (the “Placement Agent Counsel”) if it learns that any officer, director or owner of 10% or more of the Company’s outstanding Common Stock or Common Stock Equivalents is or becomes an affiliate or associated person of a Participating Member.

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(k) Board of Directors. The Board of Directors is comprised of the persons set forth under the heading of the Company’s Annual Report on Form 10-K captioned “Directors, Executive Officers and Corporate Governance.” The qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of the NYSE American (the “Trading Market”). In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of the Trading Market.

(l) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires most recently completed by each of the Company’s directors and officers is true and correct in all respects (other than changes in securities ownership from the date of such questionnaires) and the Company has not become aware of any information which would cause the information disclosed in such questionnaires to become inaccurate and incorrect.

(m) Representations, Warranties and Covenants Incorporated by Reference. Each of the representations, warranties and covenants made to the Investors in the Purchase Agreement is hereby incorporated herein by reference (as though fully restated herein) and is hereby made to, and in favor of, the Placement Agent, subject to the qualifications, limitations and exceptions set forth in the Purchase Agreement.

Section 3. Delivery and Payment. Each Closing shall occur at the offices of Placement Agent Counsel at 1345 Avenue of the Americas, New York, New York 10105 (or at such other place as shall be agreed upon by the Placement Agent and the Company). Subject to the terms and conditions hereof, at each Closing, payment of the purchase price for the Securities sold on such Closing Date shall be made through “Delivery Versus Payment” settlement. On the applicable Closing Date, the Company shall issue the Shares and Common Warrants directly to the account or accounts designated by the Placement Agent, and, upon receipt of such Securities, the Placement Agent shall electronically deliver such Securities to the applicable Investor, and payment therefor shall be made by the Placement Agent, or its clearing firm, by Federal Funds wire transfer to the Company.The Pre-Funded Warrants, if any, shall be delivered in certificated form by the Company to the applicable Investor against payment therefor. For the avoidance of doubt, Warrant Shares shall not be issued or delivered at the Closing unless and to the extent a Warrant is exercised on or prior to such Closing Date in accordance with the terms of the Warrant and the Purchase Agreement. The Shares and Warrants shall be registered in such name or names as the applicable Investor may designate in the Purchase Agreement or as otherwise provided in the applicable closing instructions.

Deliveries of the documents with respect to the purchase of the Securities, if any, shall be made at the offices of Placement Agent Counsel, or in such other manner as the Placement Agent and Company may mutually agree. All actions taken at a Closing shall be deemed to have occurred simultaneously.

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Section 4. Covenants and Agreements of the Company. The Company further covenants and agrees with the Placement Agent as follows:

(a) Registration Statement Matters. The Company will advise the Placement Agent promptly after it receives written notice thereof of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Base Prospectus, the Preliminary Prospectus Supplement or the Final Prospectus has been filed and will furnish the Placement Agent with copies thereof. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of any prospectus and for so long as the delivery of a prospectus is required in connection with the Offering. The Company will advise the Placement Agent, promptly after it receives notice thereof (i) of any request by the Commission to amend the Registration Statement or to amend or supplement any prospectus or for additional information, and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order directed at any Incorporated Document, if any, or any amendment or supplement thereto or any order preventing or suspending the use of the Base Prospectus, the Preliminary Prospectus Supplement or the Final Prospectus or any prospectus supplement or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the institution or threatened in writing institution of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or any prospectus or for additional information, (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement, Preliminary Prospectus Supplement or Final Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 4(a) that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, Preliminary Prospectus Supplement or the Final Prospectus untrue or that requires the making of any changes in the Registration Statement, Preliminary Prospectus Supplement or the Final Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B and 430C, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) are received in a timely manner by the Commission.

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(b) Blue Sky Compliance. The Company will cooperate with the Placement Agent and the Investors in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agent and the Investors may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document. The Company will, from time to time, prepare and file such statements, reports and other documents as are reasonably required by applicable law or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request in connection with the distribution of the Securities. The Company will advise the Placement Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat in writing of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(c) Amendments and Supplements to a Prospectus and Other Matters. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the Incorporated Documents and any Prospectus. If during the period in which a prospectus is required by law to be delivered in connection with the distribution of Securities contemplated by the Incorporated Documents or any Prospectus (the “Prospectus Delivery Period”), any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of counsel for the Company or counsel for the Placement Agent, it becomes necessary to amend or supplement the Incorporated Documents or any Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement the Incorporated Documents or any Prospectus or to file under the Exchange Act any Incorporated Document to comply with any law, the Company will promptly prepare and file with the Commission, and furnish at its own expense to the Placement Agent and to dealers, an appropriate amendment to the Registration Statement or supplement to the Registration Statement, the Incorporated Documents or any Prospectus that is necessary in order to make the statements in the Incorporated Documents and any Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading, or so that the Registration Statement, the Incorporated Documents or any Prospectus, as so amended or supplemented, will comply with law. Before amending the Registration Statement or supplementing the Incorporated Documents or any Prospectus in connection with the Offering, the Company will furnish the Placement Agent with a copy of such proposed amendment or supplement and will not file any such amendment or supplement related to the Offering to which the Placement Agent reasonably objects; provided that the Company may make any filing that it determines, upon advice of counsel, is required by applicable law, rule, or regulation.

(d) Copies of any Amendments and Supplements to a Prospectus. The Company will furnish the Placement Agent, without charge, during the period beginning on the date hereof and ending on the later of the last Closing Date of the Offering, as many copies of any Prospectus or prospectus supplement and any amendments and supplements thereto, as the Placement Agent may reasonably request.

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(e) Free Writing Prospectus. The Company covenants that it will not, unless it obtains the prior written consent of the Placement Agent, make any offer relating to the Securities that would constitute a Company Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act. In the event that the Placement Agent expressly consents in writing to any such free writing prospectus (a “Permitted Free Writing Prospectus”), the Company covenants that it shall (i) treat each Permitted Free Writing Prospectus as a Company Free Writing Prospectus, and (ii) comply with the requirements of Rule 164 and 433 of the Securities Act applicable to such Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f) Transfer Agent. The Company will maintain, at its expense, a registrar and transfer agent for the Common Stock.

(g) Earnings Statement. As soon as practicable and in accordance with applicable requirements under the Securities Act, but in any event not later than 18 months after the last Closing Date, the Company will make generally available to its security holders and to the Placement Agent an earnings statement, covering a period of at least 12 consecutive months beginning after the last Closing Date, that satisfies the provisions of Section 11(a) and Rule 158 under the Securities Act.

(h) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company will duly file, on a timely basis or within any applicable extension period permitted under the Exchange Act, with the Commission and the Trading Market all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

(i) Additional Documents. The Company will enter into any subscription, purchase or other customary agreements reasonably necessary to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Placement Agent and the Investors. The Company agrees that the Placement Agent may rely upon, and each is a third-party beneficiary of, the representations and warranties, and applicable covenants, set forth in any such purchase, subscription or other agreement with Investors in the Offering.

(j) No Manipulation of Price. Neither the Company, nor to its knowledge, any of its employees, directors or officers acting on behalf of the Company, has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, the stabilization or manipulation of the price of any security of the Company. To the Company’s knowledge, no stockholder acting on behalf of the Company has taken any such action.

(k) Acknowledgment. The Company acknowledges that any advice given by the Placement Agent to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without the Placement Agent’s prior written consent, not to be unreasonably withheld, conditioned, or delayed.

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(l) Announcement of Offering. The Company acknowledges and agrees that the Placement Agent may, subsequent to the Closing, make public its involvement with the Offering, provided that any such announcement shall be limited to the Placement Agent’s role in the Offering and shall not include the Company’s logo or any non-public information without the Company’s prior written consent.

(m) Reliance on Others. The Company confirms that it will rely on its own counsel and accountants for legal and accounting advice.

(n) Research Matters. By entering into this Agreement, the Placement Agent does not provide any promise, either explicitly or implicitly, of favorable or continued research coverage of the Company and the Company hereby acknowledges and agrees that the Placement Agent’s selection as a placement agent for the Offering was in no way conditioned, explicitly or implicitly, on the Placement Agent providing favorable or any research coverage of the Company. In accordance with FINRA Rule 2241(b)(2), the parties acknowledge and agree that the Placement Agent has not directly or indirectly offered favorable research, a specific rating or a specific price target, or threatened to change research, a rating or a price target, to the Company or inducement for the receipt of business or compensation. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agent with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Placement Agent’s investment banking divisions. The Company acknowledges that the Placement Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the Company.

(o) Subsequent Equity Sales.

i.

From the date hereof until forty-five (45) days after the Closing Date, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) or (ii) file any registration statement or amendment or supplement thereto; provided, however, that the foregoing shall not apply to (A) the Final Prospectus, (B) a registration statement on Form S-8 in connection with any employee benefit plan, (C) a Form S-1 or Form S-3 resale registration statement or any amendment or supplement thereto covering shares of Common Stock issuable pursuant to the notes and warrants issued to Lind Global Asset Management XII LLC on May 20, 2025 and January 7, 2026 (collectively, the “Lind Securities”), or (D) any Exempt Issuance.

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ii.

From the date hereof until six months after the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled; provided, however, that, after the expiration of the prohibition period in Section 4(o)(i), the entry into and/or issuance of shares of Common Stock in an “at the market” offering with one or more sales agents shall not be deemed a Variable Rate Transaction. The Placement Agent shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

iii.

Notwithstanding the foregoing, this Section 4(o) shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction (other than with respect to the Lind Securities) shall be an Exempt Issuance. An “Exempt Issuance” means the issuance of any of the following: (a) equity awards to employees, officers directors, consultants, or advisors of the Company pursuant to any equity incentive plan or similar employee benefit plan or arrangement duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder, and securities upon the exercise or exchange of or conversion of securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, including, without limitation, shares of Common Stock issued or issuable pursuant to the Lind Securities, whether upon conversion, exercise, amortization, repayment, redemption, or otherwise in accordance with the terms thereof, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, other than in accordance with their terms as in effect on the date of this Agreement or in connection with stock splits or combinations, or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4(o)(i) herein, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) securities issued in connection with traditional banking relationships such as lines of credit, provided that any issuances under this clause (d) shall be issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4(o)(i) herein, (e) securities issued to government entities or affiliates thereof as additional investments in connection with grants or loans, provided that any issuances under this clause (e) shall be issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4(o)(i) herein, (f) Securities issued to Investors pursuant to the Final Prospectus and the Purchase Agreement, including any Securities issued to purchasers in the Offering that are not party to the Purchase Agreement but purchase Securities concurrently with the Closing at the same per share purchase price as the Investors, and (g) the adoption, approval, reservation of shares under, or filing of a registration statement on Form S-8 with respect to, the Company’s 2026 equity incentive plan or any other equity incentive plan or similar employee benefit plan or arrangement approved by the Board of Directors and, if required, the Company’s stockholders, and the issuance of equity awards thereunder.

(p) FINRA. The Company shall advise the Placement Agent (who shall make an appropriate filing with FINRA) if it is aware that any officer, director, 10% or greater stockholder of the Company or Person that received the Company’s unregistered equity securities in the past 180 days is or becomes an affiliate or associated person of a FINRA member firm prior to the earlier of the termination of this Agreement or the 60-day period after the Effective Date.

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Section 5. Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof, in each case as of the date hereof and as of each Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Placement Agent shall have received, and the Company shall have caused to be delivered to the Placement Agent, a letter from Sadler, Gibb & Associates, LLC (the independent registered public accounting firm of the Company), addressed to the Placement Agent, dated as of the date hereof, in form and substance reasonably satisfactory to the Placement Agent. The letter shall not disclose any change in the condition (financial or other), earnings, operations, business or prospects of the Company from that set forth in the Incorporated Documents or the applicable Prospectus or prospectus supplement, which, in the Placement Agent’s reasonable judgment, is material and adverse and that makes it, in the Placement Agent’s reasonable judgment, impracticable or inadvisable to proceed with the Offering of the Securities as contemplated by such Prospectus.

(b) Compliance with Registration Requirements; No Stop Order; No Objection from the FINRA. Each Prospectus (in accordance with Rule 424(b)) and “free writing prospectus” (as defined in Rule 405 of the Securities Act), if any, shall have been duly filed with the Commission, as appropriate; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of any Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with; and FINRA shall have raised no objection to the fairness and reasonableness of the placement terms and arrangements.

(c) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and each Prospectus, and the registration, sale and delivery of the Securities, shall have been completed or resolved in a manner reasonably satisfactory to the Placement Agent's counsel, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsel to pass upon the matters referred to in this Section 5.

(d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to each Closing Date, in the Placement Agent's reasonable judgment after consultation with the Company, there shall not have occurred any Material Adverse Effect or any material adverse change or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus (“Material Adverse Change”).

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(e) Opinion of Counsels for the Company. The Placement Agent shall have received on each Closing Date (i) the opinion of Stradling Yocca Carlson & Rauth LLP, dated as of such Closing Date, including, without limitation, a negative assurance letter addressed to the Placement Agent and in form and substance reasonably satisfactory to the Placement Agent and (ii) the opinion of Sagittarius Intellectual Property LLP, intellectual property legal counsel to the Company, addressed to the Placement Agent and in form and substance reasonably satisfactory to the Placement Agent.

(f) Officers’ Certificate. The Placement Agent shall have received on each Closing Date a certificate of the Company, dated as of such Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and the Placement Agent shall be satisfied that, the signers of such certificate have reviewed the Registration Statement, the Incorporated Documents, the Preliminary Prospectus Supplement, the Final Prospectus and this Agreement and to the further effect that:

(i). The representations and warranties of the Company in this Agreement and the Purchase Agreement are true and correct, as if made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii). No stop order suspending the effectiveness of the Registration Statement or the use of any Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;

(iii). When the Registration Statement became effective, at the time of sale, and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Incorporated Documents, if any, when such documents became effective or were filed with the Commission, and any Prospectus, contained all material information required to be included therein by the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Registration Statement and the Incorporated Documents, if any, and any Prospectus, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agent expressly for use therein) and, since the effective date of the Registration Statement, there has occurred no event required by the Securities Act and the rules and regulations of the Commission thereunder to be set forth in the Incorporated Documents which has not been so set forth; and

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(iv). Subsequent to the respective dates as of which information is given in the Registration Statement, the Incorporated Documents and any Prospectus, there has not been: (a) any Material Adverse Change; (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding stock options or warrants or vesting of restricted stock units) or outstanding indebtedness of the Company or any Subsidiary; (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

(g) Bring-Down Comfort Letter. On each Closing Date, the Placement Agent shall have received from Sadler, Gibb & Associates, LLC, or such other independent registered public accounting firm of the Company, a letter dated as of such Closing Date, in form and substance reasonably satisfactory to the Placement Agent, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than two business days prior to such Closing Date.

(h) Lock-Up Agreements. On the date hereof, the Placement Agent shall have received the executed lock-up agreement, in the form attached hereto as Exhibit A, from each of the directors and executive officers of the Company.

(i) Stock Exchange Listing. The Common Stock shall be registered under the Exchange Act and shall be listed on the Trading Market, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Trading Market, nor shall the Company have received any information suggesting that the Commission or the Trading Market is contemplating terminating such registration or listing.

(j) Additional Documents. On or before each Closing Date, the Placement Agent and counsel for the Placement Agent shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

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If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to a Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6 (Payment of Expenses), Section 7 (Indemnification and Contribution) and Section 8 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

Section 6. Payment of Expenses. The Company shall be responsible for and pay all actual, reasonable, and documented expenses relating to the Offering, including, without limitation, all filing fees and communication expenses relating to the registration of the Securities to be sold in the Offering with the Commission and the filing of the offering materials with FINRA; all fees and expenses relating to the listing of such Securities on such stock exchange as the Company and the Placement Agent together determine; all fees, expenses and disbursements relating to background checks of the Company’s officers and directors; all fees, expenses and disbursements relating to the registration or qualification of such Securities under the “blue sky” securities laws of such states and other jurisdictions as the Placement Agent may reasonably designate (including all filing and registration fees and the fees and disbursements of the Placement Agent’s counsel at Closing); all fees and expenses associated with the i-Deal system and NetRoadshow; the costs of all mailing and printing of the Offering documents, Registration Statements, Preliminary Prospectuses, Prospectus Supplements and all amendments, supplements and exhibits thereto; the costs of preparing, printing and delivering certificates representing such Securities; fees and expenses of the transfer agent for such Securities; stock transfer taxes, if any, payable upon the transfer of securities from the Company to the Placement Agent; the fees and expenses of the Company’s accountants and the fees and expenses of the Placement Agent and the Company’s legal counsel and other agents and representatives. For the sake of clarity, it is understood and agreed that the Company’s reimbursement obligation for the Placement Agent’s legal fees and expenses, and other out-of-pocket expenses in connection with the Offering, shall not exceed an aggregate of $75,000 in the event of a Closing. If this Agreement terminates prior to consummation of the Offering, other than as a result of the Placement Agent’s fraud, gross negligence, bad faith or willful misconduct, the Company’s reimbursement obligation for the Placement Agent’s actual, reasonable and documented out-of-pocket expenses incurred in connection with the Offering shall not exceed $20,000 in the aggregate. If this Agreement terminates prior to consummation of the Offering as a result of the Placement Agent’s fraud, gross negligence, bad faith or willful misconduct, the Company shall have no obligation to reimburse the Placement Agent for any fees, costs or expenses incurred in connection with the Offering.

Section 7. Indemnification and Contribution. The Company agrees to indemnify and hold harmless the Placement Agent and each of its affiliates, directors, officers, employees and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) as described in the Engagement Agreement. The indemnification and other agreements set forth in the Indemnification Provisions included in the Engagement Agreement are incorporated by reference herein and shall survive the termination or expiration of this Agreement.

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Section 8. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement. A successor to a Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 9. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or e-mailed and confirmed to the parties hereto as follows:

If to the Placement Agent to the address set forth above.

With a copy to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

If to the Company:

VolitionRx Limited

1489 Warm Springs Road

Suite 110

Henderson, NV 89014

With a copy to:

Stradling Yocca Carlson & Rauth LLP

660 Newport Center Drive, Suite 1600

Newport Beach, CA 92660

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 hereof, and to their respective successors, and personal representative, and no other person will have any right or obligation hereunder.

Section 11. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

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Section 12. Governing Law Provisions. This Agreement shall be deemed to have been made and delivered in New York City and both this engagement letter and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Each of the Placement Agent and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this engagement letter and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Placement Agent and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Placement Agent mailed by certified mail to the Placement Agent’s address shall be deemed in every respect effective service process upon the Placement Agent, in any such suit, action or proceeding. Notwithstanding any provision of this engagement letter to the contrary, the Company agrees that neither the Placement Agent nor its affiliates, and the respective officers, directors, employees, agents and representatives of the Placement Agent, its affiliates and each other person, if any, controlling the Placement Agent or any of its affiliates, shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages or liabilities incurred by us that are finally judicially determined to have resulted from the willful misconduct or gross negligence of such individuals or entities. If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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Section 13. General Provisions.

(a) This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. Notwithstanding anything herein to the contrary, the Engagement Agreement, dated May 21, 2026 (“Engagement Agreement”), between the Company and the Placement Agent shall continue to be effective and the terms therein shall continue to survive and be enforceable by the Placement Agent in accordance with its terms, including the exclusivity period included therein, provided that, in the event of a conflict between the terms of the Engagement Agreement and this Agreement, the terms of this Agreement shall prevail. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Placement Agent has acted at arm’s length, are not agents of, and owe no fiduciary duties to the Company or any other person, (ii) the Placement Agent owes the Company only those duties and obligations set forth in this Agreement and (iii) the Placement Agent may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agent arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

(c) Unless otherwise stated, all dollar amounts and references to “$” in this Agreement refer to the lawful currency of the United States.

[The remainder of this page has been intentionally left blank.]

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If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

VOLITIONRX LIMITED,

a Delaware corporation

By:
Name:
Title:

The foregoing Placement Agency Agreement is hereby confirmed and accepted as of the date first above written.

MAXIM GROUP LLC

By:
Name:
Title:

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